EXHIBIT 3.2
                                    New York State
                                 Department of State
                       Divisions of Corporation, State Records
                             And Uniform Commercial Code
                                   41 State Street
                                   Albany, NY 12231


                               CERTIFICATE OF AMENDMENT
                                        OF THE
                             CERTIFICATE OF INCORPORATION
                                          OF

                                VICON INDUSTRIES, INC.

            Under Section 805 of the Business Corporation Law

FIRST:  The name of the corporation is Vicon Industries, Inc.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is: October 4, 1967 and the date of filing of the restated certificate of incorporation was May 10, 1985.

THIRD: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph.) The amendment effected by this certificate of amendment is as follows: Paragraph Fifth of the Certificate of Incorporation relating to the aggregate number of shares which the Corporation shall have the authority to issue is hereby amended to read in its entirety as follows: "Fifth: The aggregate number of shares which the Corporation shall have the authority to issue, which shares shall not have preemptive rights, is 25,000,000 shares, par value $.01 per share."

FOURTH:  The Certificate of amendment was authorized by:

      X The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

      ---- The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.


Dated:  May 7, 2002

------------------------------
          Kenneth M. Darby
          President & CEO

                               CERTIFICATE OF AMENDMENT
                                        OF THE
                             CERTIFICATE OF INCORPORATION
                                          OF
                                VICON INDUSTRIES, INC.

            Under Section 805 of the Business Corporation Law

Filer's Name:     Kenneth M. Darby

Address:          Vicon Industries, Inc.
                  89 Arkay Drive
                            Hauppauge, New York 11788
                  (631) 952-2288





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